Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Fourth Quarter 2025
–Record Quarterly Revenue of $148.3 million –
–Quarterly Operating Profit of $17.4 million –
–Quarterly Net Income of $8.1 million –
–Quarterly Adjusted EBITDA1 of $30.3 million –
–Record Backlog and Awarded Orders of $747.6 million –
–Provides First Quarter and Full Year 2026 Outlook –

PORTLAND, TN. – February 24, 2026 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions and components, including battery energy storage solutions (“BESS”), and Original Equipment Manufacturer (“OEM”) components for the global energy transition market, today announced results for its fourth quarter ended December 31, 2025.

“2025 was an exceptional year for Shoals. While the rapidly shifting political climate brought some volatility, the massive increase in demand for energy through the rest of the decade supports strong fundamentals for our business. We are beginning to see tangible results of executing our strategic plan; expanding our product portfolio, defending share within our core markets, and diversifying our presence into new, attractive market segments. We’ve made great progress and look forward to building on the momentum.” said Brandon Moss, CEO of Shoals.

Mr. Moss added, “I’m pleased with our performance in the fourth quarter, delivering more than $148 million of revenue, an increase of 39% from the prior year. The commercial team drove continued strength in bookings, resulting in record backlog and awarded orders, or BLAO, of $747.6 million, an increase of 18% from year-end 2024, supporting the growth we see ahead. Additionally, we closed out the period with more than $67 million of BLAO attributed to our BESS offering, an exciting result.”

1 Non-GAAP financial measures referenced in this release are used by management to assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measures.

“We enter 2026 with a strong order book and resilient underlying market demand. The strategic investments, portfolio expansion, and process improvements have positioned us exceptionally well for the coming year and beyond. Shoals has never been more diversified, and enters the year in an unprecedented competitive position. Leveraging its deep experience in Utility Solar, Shoals is growing into a multi-category leader across several market segments, which we believe will drive continued shareholder value creation. I’m proud of what we’ve achieved, but even more excited about whats ahead.” concluded Mr. Moss.

Fourth Quarter 2025 Financial Results
Revenue increased 39%, to $148.3 million, compared to $107.0 million for the prior-year fourth quarter, driven by increased sales volumes from higher demand of products to meet utility scale solar project demands, consistent with quarter over quarter comparisons in 2025 as compared to 2024.

Gross profit increased to $46.9 million, compared to $40.2 million in the prior-year fourth quarter. Gross profit as a percentage of revenue was 31.6% compared to 37.6% in the prior-year period. The decline from the prior-year period gross profit as a percentage of revenue was the results of increased material costs and $3.3 million in duties and tariffs in Q4 2025 that were not incurred in 2024. In addition, the Company commenced its lease for a new operations facility in Portland, Tennessee, adding $1.5 million in right-of-use asset amortization in the current period as compared to the prior period.

General and administrative expenses were $27.3 million, compared to $21.5 million during the same period in the prior year. Within the balance, there was an increase in professional services related to wire insulation shrinkback, intellectual property, and securities litigation of $7.9 million, offset by $1.6 million in decreases in payroll and employee expenses.

Income from operations was $17.4 million, compared to $16.5 million during the prior-year period.

Net income and net income attributable to Shoals Technologies Group, Inc. were $8.1 million compared to net income and net income attributable to Shoals Technologies Group, Inc of $7.8 million during the prior-year period.

Basic and diluted net income per share was $0.05 compared to basic and diluted net income per share of $0.05 in the prior-year period.

Adjusted EBITDA1 increased to $30.3 million compared to $26.4 million for the prior-year period.

Adjusted gross profit1 for fourth quarter of 2025 was $46.9 million, reflecting a 31.6% adjusted gross profit percentage1, compared to $40.2 million and 37.6% in the prior year. There were no adjustments made to gross profit in the fourth quarters of 2025 or 2024.

Adjusted net income1 was $17.5 million compared to $14.1 million during the same period in the prior year. Adjusted diluted earnings per share1 was $0.10 compared to $0.08 in the prior-year period.

Full Year 2025 Financial Results
Revenue increased 19%, to $475.3 million, compared to $399.2 million for the prior-year, driven by increased sales volumes from higher demand of products to meet utility scale solar project demands.

Gross profit was $166.5 million, compared to $142.0 million in the prior-year. Gross profit as a percentage of revenue decreased to 35.0% from 35.6% in the prior-year. This decrease in gross profit as a percentage of revenue was due to increases in tariffs, material costs, non-recurring operational charges, competitive dynamics, volume discounts, and product mix in our key markets. These decreases were offset by a reduced amount of wire insulation shrinkback expenses in the current year as compared to the prior year.

General and administrative expenses were $101.5 million, compared to $82.3 million during the prior year. General and administrative expenses increased primarily due to higher legal and professional costs of $15.7 million. These include expenses related to intellectual property litigation that rose from $6.0 million in 2024 to $9.1 million in 2025, wire‑insulation shrinkback litigation increased from $7.2 million to $18.3 million, and shareholder litigation increased from $0.9 million to $2.5 million. Payroll and employee‑related expenses also grew by $1.3 million.

Income from operations was $56.4 million, compared to $51.2 million during the prior year.

Net income was $33.6 million compared to net income of $24.1 million during the prior year.

Net income and net income attributable to Shoals Technologies Group, Inc. was $33.6 million compared to $24.1 million during the prior year.

Basic and diluted net income per share was $0.20 compared to basic and diluted net income per share of $0.14 in the prior-year period.

Adjusted EBITDA1 was $99.5 million compared to $99.1 million for the prior-year.

Adjusted gross profit1 for full year 2025 was $166.5 million, reflecting a 35.0% adjusted gross profit percentage1, compared to $155.8 million and 39.0% in the prior year.

Adjusted net income1 increased 3% to $60.6 million compared to $58.5 million during the prior year. Adjusted diluted earnings per share1 was $0.36 compared to $0.35 in the prior-year.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of December 31, 2025 were $747.6 million, which is 17.8% higher compared to the same time last year and 3.7% higher compared to September 30, 2025. The increase in backlog and awarded orders reflects continued demand for the Company’s solar products, with growth in new domestic and international markets.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting a contract but for which a contract has not yet been signed.

First Quarter 2026 Outlook
The Company is providing an outlook for the first quarter given the headwinds in the utility scale solar market, which have resulted in certain customers changing order patterns. It is not the Company’s intention to provide quarterly guidance on an ongoing basis. Based on current business conditions, business trends and other factors, for the quarter ending March 31, 2026, the Company expects:
•Revenue to be in the range of $125 million to $135 million
•Adjusted EBITDA1 to be in the range of $16 million to $21 million
Full Year 2026 Outlook
Based on current business conditions, business trends and other factors, for the full year 2026, the Company expects:
•Revenue to be in the range of $560 million to $600 million
•Adjusted EBITDA1 to be in the range of $110 million to $130 million
•Cash Flow from operations to be in the range of $65 million to $85 million
•Capital expenditures to be in the range of $20 million to $30 million
•Interest expense to be in the range of $8 million to $12 million

A reconciliation of Adjusted EBITDA1 guidance, which is a forward-looking and non-GAAP measure, to the most closely comparable GAAP measure is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
Company management will host a webcast and conference call on February 24, 2026 at 8:00 a.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com.

About Shoals Technologies Group, Inc.
Shoals Technologies Group is a leading manufacturer of advanced electrical infrastructure solutions for mission-critical applications across utility scale solar, battery storage, and data center power systems. Since its founding in 1996, the Company has designed innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability at scale. Shoals Technologies Group is a recognized leader in the energy transition industry. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com

Forward-Looking Statements

This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations; expectations regarding the utility-scale solar market and battery energy storage systems (“BESS”) market; project delays; regulatory environment; the effects of competitive dynamics, volume discounts and customer mix in our key markets; pipeline and orders; business strategies, plans and expectations; sales and marketing goals; technology developments; financing and investment plans; warranty and liability accruals and estimates of loss or gains; estimates of potential loss related to the wire insulation shrinkback matter (as defined below); litigation strategy and expected benefits or results from the current intellectual property and wire insulation shrinkback litigation; potential growth opportunities, including opportunities associated with our entry into new markets; production and capacity at our plants; and potential repurchases under the Company’s Repurchase Program (as defined below). Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.
Some of the key factors that could cause actual results to differ from our expectations include, among others, If demand for solar energy projects diminishes, we may not be able to grow, and our financial results, business and prospects could be materially adversely impacted; If we fail to accurately estimate the potential losses related to the wire insulation shrinkback matter, or fail to recover the costs and expenses incurred by us from the supplier, our profit margins, financial results, business and prospects could be materially adversely impacted; The interruption of the flow of raw materials from international vendors has disrupted our supply chain, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports; We are subject to risks from changes to trade restrictions, import tariffs, anti-dumping and countervailing duties. Such changes could adversely affect the amount or timing of our revenue, results of operations or cash flows; We have modified, and in the future may modify, our business strategy to abandon lines of business or implement new lines of business. Modifying our business strategy could have an adverse effect on our business and financial results; Amounts included in our backlog and awarded orders may not result in actual revenue or translate into profits; We have experienced, and may experience in the future, delays, disruptions, quality control or reputational problems in our manufacturing operations in part due to our vendor concentration; If we fail to retain our key personnel and attract additional qualified personnel, our business strategy and prospects could suffer; Our products are primarily manufactured and shipped from our production facilities in Tennessee, and any damage or disruption at these facilities may harm our business; We may face difficulties integrating and optimizing our consolidated Tennessee-based manufacturing and distribution operations and may not fully realize the anticipated benefits; Safety issues may subject us to penalties, negatively impact customer relationships, result in higher operating costs, and negatively impact employee morale and turnover; The market for our products is competitive, and we face increased competition as new and existing competitors introduce EBOS system solutions and components, which could negatively affect our results of operations and market share; Macroeconomic conditions, including high inflation, high interest rates, and geopolitical instability impacts our business and financial results; We are subject to risks related to our ability to protect, enforce, and defend our intellectual property; Acquisitions, joint ventures and/or investments and the failure to integrate acquired businesses, could disrupt our business and negatively impact our results of operations; A loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment could harm our business and negatively impact revenue, results of operations, and cash flow; A significant drop in the price of electricity may harm our business, financial condition, results of operations and prospects; Failure of our information technology systems, including those managed by third parties, or cybersecurity incidents could disrupt our operations and adversely affect our results of operations; Our expansion outside the U.S. could subject us to additional business, financial, regulatory and competitive risks; Our indebtedness could adversely affect our financial flexibility, restrict our current and future operations, and our competitive position; Existing electric utility industry, federal state and municipal renewable energy and solar energy policies and regulations, including zoning and siting laws, and any subsequent changes, present technical, regulatory and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our products or harm our ability to compete; Changes in tax laws or regulations that are applied adversely to us, or our customers could materially adversely affect our business, financial condition, results of operations and prospects; The market price of our Class A common stock may decline and may continue to be subject to significant volatility; Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management; Our amended and restated certificate of incorporation also provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Shoals Technologies Group, Inc.
Consolidated Balance Sheets
(in thousands, except shares and par value)

	December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$7,320	$23,511
Accounts receivable, net	128,793	78,181
Unbilled receivables	22,133	20,834
Inventory	89,878	55,977
Other current assets	9,762	9,849
Total Current Assets	257,886	188,352
Property, plant and equipment, net	53,302	28,222
Goodwill	69,941	69,941
Other intangible assets, net	33,499	41,083
Deferred tax assets	438,027	454,160
Right-of-use operating lease assets	46,044	1,786
Other assets	5,402	9,536
Total Assets	$904,101	$793,080

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$64,875	$20,032
Accrued expenses and other	22,215	12,541
Warranty liability—current portion	3,202	29,602
Deferred revenue	37,031	18,737
Total Current Liabilities	127,323	80,912
Revolving line of credit	136,750	141,750
Right-of-use operating lease liabilities, less current portion	38,661	1,235
Warranty liability, less current portion	403	11,392
Other long-term liabilities	991	991
Total Liabilities	304,128	236,280
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of December 31, 2025 and 2024	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 171,358,711 and 170,670,779 shares issued, 167,450,324 and 166,762,392 outstanding as of December 31, 2025 and 2024, respectively	2	2
Additional paid-in capital	493,090	483,550
Treasury stock, at cost, 3,908,387 shares as of December 31, 2025 and 2024, respectively	(25,272)	(25,331)
Retained Earnings	132,153	98,579
Total Stockholders' Equity	599,973	556,800
Total Liabilities and Stockholders’ Equity	$904,101	$793,080

Shoals Technologies Group, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$148,325	$106,987	$475,331	$399,208
Cost of revenue	101,411	66,803	308,823	257,191
Gross profit	46,914	40,184	166,508	142,017
Operating expenses
General and administrative expenses	27,344	21,521	101,524	82,254
Depreciation and amortization	2,166	2,180	8,599	8,591
Total operating expenses	29,510	23,701	110,123	90,845
Income from operations	17,404	16,483	56,385	51,172
Interest expense	(2,511)	(3,314)	(9,994)	(13,827)
Interest income	73	518	305	518
Gain (loss) on sale of assets	(1,292)	—	1,835	—
Foreign currency (loss) gain, net	(13)	—	(13)	—
Income before income taxes	13,661	13,687	48,518	37,863
Income tax expense	(5,539)	(5,869)	(14,944)	(13,736)
Net income	$8,122	$7,818	$33,574	$24,127

Earnings per share of Class A common stock:
Basic	$0.05	$0.05	$0.20	$0.14
Diluted	$0.05	$0.05	$0.20	$0.14
Weighted average shares of Class A common stock outstanding:
Basic	167,407	166,723	167,257	168,570
Diluted	169,664	166,830	168,378	168,725

Shoals Technologies Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
Cash Flows from Operating Activities
Net income	$33,574	$24,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,817	12,626
Amortization/write off of deferred financing costs	622	3,093
Equity-based compensation	9,902	14,230
Provision for obsolete or slow-moving inventory	1,206	2,670
Provision for warranty expense	522	15,203
Deferred taxes	16,132	14,035
Other	1,049	—
Changes in assets and liabilities:
Accounts receivable	(50,612)	28,937
Unbilled receivables	(1,299)	19,302
Inventory	(35,107)	(5,843)
Other assets	1,822	(9,767)
Accounts payable	43,320	5,636
Accrued expenses and other	4,790	(11,247)
Warranty liability	(40,965)	(29,123)
Deferred revenue	18,294	(3,491)
Net Cash Provided by Operating Activities	17,067	80,388
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(33,043)	(8,393)
Proceeds from sale of property, plant and equipment	5,088	—
Net Cash Used in Investing Activities	(27,955)	(8,393)
Cash Flows from Financing Activities
Employee withholding taxes related to net settled equity awards	(362)	(1,222)
Deferred financing costs	—	(2,638)
Payments on term loan facility	—	(143,750)
Proceeds from revolving credit facility	60,000	148,750
Repayments of revolving credit facility	(65,000)	(47,000)
Repurchase of Class A common stock	—	(25,331)
Excise taxes on treasury stock transactions	59	—
Net Cash Used in Financing Activities	(5,303)	(71,191)
Net Increase (Decrease) in Cash, Cash Equivalents	(16,191)	804
Cash, Cash Equivalents—Beginning of Period	23,511	22,707
Cash, Cash Equivalents—End of Period	$7,320	$23,511

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”)
Non-GAAP Financial Measures
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted Gross Profit as gross profit plus wire insulation shrinkback expenses. We define Adjusted Gross Profit Percentage as Adjusted Gross Profit divided by revenue. We define Adjusted EBITDA as net income plus/(minus) (i) interest expense, (ii) interest income (iii) income tax expense, (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) gain/loss on sale of assets, (viii) wire insulation shrinkback expenses, (ix) wire insulation shrinkback litigation expenses, and (x) plant optimization expenses. We define Adjusted Net Income as net income attributable to Shoals Technologies Group, Inc. plus (i) net income impact from assumed exchange of Class B common stock to Class A common stock as of the beginning of the earliest period presented, (ii) adjustment to the provision for income tax, (iii) amortization of intangibles, (iv) amortization / write-off of deferred financing costs, (v) equity-based compensation, (vi) gain/loss on sale of assets, (vii) wire insulation shrinkback expenses, (viii) wire insulation shrinkback litigation expenses, and (ix) plant optimization expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period, which assumes the exchange of all outstanding Class B common stock for Class A common stock as of the beginning of the earliest period presented.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.
Among other limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.
Because of these limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage, net income to Adjusted EBITDA, and net income attributable to Shoals Technologies Group, Inc. to Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.
Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage (in thousands):

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$148,325	$106,987	$475,331	$399,208
Cost of revenue	101,411	66,803	308,823	257,191
Gross profit	$46,914	$40,184	$166,508	$142,017
Gross profit percentage	31.6%	37.6%	35.0%	35.6%

Wire insulation shrinkback expenses (a)	$—	$—	$—	$13,764
Adjusted gross profit	$46,914	$40,184	$166,508	$155,781
Adjusted gross profit percentage	31.6%	37.6%	35.0%	39.0%

Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended December 31,			Year Ended December 31,
	2025		2024	2025	2024
Net income	$8,122		$7,818	$33,574	$24,127
Interest expense	2,511		3,314	9,994	13,827
Interest income	(73)	—	(518)	(305)	(518)
Income tax expense	5,539		5,869	14,944	13,736
Depreciation expense	1,937		1,364	6,233	5,007
Amortization of intangibles	1,901		1,931	7,611	7,619
Equity-based compensation	2,227		3,838	9,902	14,230
(Gain) loss on sale of assets	1,292		—	(1,835)	—
Wire insulation shrinkback expenses (a)	—		—	—	13,764
Wire insulation shrinkback litigation expenses (b)	6,436		2,793	18,342	7,292
Plant optimization expenses (c)	388		—	1,063	—
Adjusted EBITDA	$30,280		$26,409	$99,523	$99,084
Reconciliation of Net Income Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to Shoals Technologies Group, Inc.	$8,122	$7,818	$33,574	$24,127
Net income impact from assumed exchange of Class B common stock to Class A common stock (d)	—	—	—	—
Adjustment to the provision for income tax (e)	—	—	—	—
Tax effected net income	8,122	7,818	33,574	24,127
Amortization of intangibles	1,901	1,931	7,611	7,619
Amortization / write-off of deferred financing costs	156	156	622	3,093

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Equity-based compensation	2,227	3,838	9,902	14,230
(Gain) loss on sale of asset	1,292	—	(1,835)	—
Wire insulation shrinkback expenses (a)	—	—	—	13,764
Wire insulation shrinkback litigation expenses (b)	6,436	2,793	18,342	7,292
Plant optimization expenses (c)	388	—	1,063	—
Tax impact of adjustments (f)	(3,013)	(2,441)	(8,712)	(11,591)
Adjusted Net Income	$17,509	$14,095	$60,567	$58,534
(a) For the year ended December 31, 2025 represents no wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, nor any inventory write-downs of wire in connection with wire insulation shrinkback. For the year ended December 31, 2024 represents (i) $13.3 million of wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, and (ii) $0.5 million of inventory write-downs of wire in connection with wire insulation shrinkback. We consider expenses incurred in connection with the identification, repair and replacement of the impacted wire harnesses as well as the write-down of related inventory distinct from normal, ongoing service identification, repair and replacement expenses that would be reflected under ongoing warranty expenses within the operation of our business and normal write-downs of inventory, which we do not exclude from our non-GAAP measures. In the future, we also intend to exclude from our non-GAAP measures the benefit of liability releases, if any. We believe excluding expenses from these discrete liability events provides investors with a better view of the operating performance of our business and allows for comparability through periods. See Note 8 - Warranty Liability, in our consolidated financial statements included in this Annual Report on Form 10-K for more information.
(b) For the year ended December 31, 2025, represents $18.3 million of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. For the year ended December 31, 2024, represents $7.3 million of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods. See Note 15 - Commitments and Contingencies, in our consolidated financial statements included in this Annual Report on Form 10-K for more information.
(c) For the year ended December 31, 2025, represents $1.1 million of expenses incurred in connection with actions taken to consolidate our operations into a newly constructed facility, including items such as professional fees, relocation, facility set-up and other costs. We believe excluding expenses from these events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(d) Reflects net income to Class A common stock from assumed exchange of corresponding shares of our Class B common stock held by our founder and management.

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”)
(e) Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owned 100% of the units in Shoals Parent LLC prior to March 10, 2023.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	1.1%	2.0%	1.1%	1.3%
State and local taxes (net of federal benefit)	2.2%	5.0%	2.3%	2.9%
Effective income tax rate for Adjusted Net Income	24.3%	28.0%	24.4%	25.2%
(f)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diluted weighted average shares of Class A common stock outstanding, excluding Class B common stock	169,664	166,830	168,378	168,725
Assumed exchange of Class B common stock to Class A common stock	—	—	—	—
Adjusted diluted weighted average shares outstanding	169,664	166,830	168,378	168,725

Adjusted Net Income	$17,509	$14,095	$60,567	$58,534
Adjusted Diluted EPS	$0.10	$0.08	$0.36	$0.35